UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

EDIBLE GARDEN AG INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-41371	85-0558704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

283 County Road 519, Belvidere, New Jersey	07823
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 750-3953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EDBL	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	EDBLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2025, Edible Garden AG Incorporated (the “Company”) issued a press release to report financial results for the quarter ended March 31, 2025. The Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, on May 14, 2025, the Company issued shares of its Series B Preferred Stock to Streeterville Capital, LLC (“Streeterville”) as part of a transaction in which the Company acquired certain sustainable aquaculture assets located in Fort Dodge, Iowa and Streeterville invested additional capital into the Company. The terms of the Series B Preferred Stock were established under a certificate of designation accepted for filing by the Secretary of State of the State of Delaware on May 14, 2025 and subsequently amended and restated as of July 29, 2025 to clarify the voting rights therein (the “Original Certificate”). On August 13, 2025, the Company’s Board of Directors and Streeterville, as the sole holder of Series B Preferred Stock, approved an amended and restated certificate of designation (the “Updated Certificate”) to make certain changes to the certificate of designation to support the Company’s future classification of the Series B Preferred Stock as permanent equity instead of mezzanine equity. Accordingly, the Updated Certificate removed the requirement for the Company to timely file by the applicable deadline all reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act and amended the consequences of any default under the certificate of designation. The Updated Certificate also clarified that the Series B Preferred Stock holders would be entitled to the same form of payment as common stockholders upon any liquidation, dissolution or winding up of the Company. These changes, along with ministerial conforming changes, represent the only reason for the Updated Certificate.

Except as amended by the Updated Certificate, the terms of the Original Certificate remain in full force and effect as described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 14, 2025 and August 1, 2025, which descriptions are incorporated herein by reference.

The Updated Certificate was accepted for filing by the Secretary of State of the State of Delaware on August 13, 2025. A copy of the Updated Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

As of the date of this Current Report on Form 8-K, the Company believes it is in compliance with the stockholders’ equity requirement under Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Rule”) due to the changes made in the Updated Certificate. If the Updated Certificate had been in effect as of June 30, 2025, the Company believes it would have been in compliance with the Stockholders’ Equity Rule as of June 30, 2025, because its stockholders’ equity would have been approximately $16.6 million. A copy of the Unaudited Pro Forma Balance Sheet as of June 30, 2025, which shows the effect of classifying the Series B Preferred Stock as permanent equity instead of mezzanine equity, is furnished herewith as Exhibit 99.2. The Unaudited Pro Forma Balance Sheet as of June 30, 2025 is provided for informational purposes only and is not necessarily indicative of the future results or financial position of the Company.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series B Preferred Stock, filed August 13, 2025.
99.1	Press release dated August 14, 2025.
99.2	Unaudited Pro Forma Balance Sheet of Edible Garden AG Incorporated
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDIBLE GARDEN AG INCORPORATED

Date: August 14, 2025	/s/ James E. Kras
Name: James E. Kras
Title: President and Chief Executive Officer

4